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                                                                   Exhibit 6(a)

                       SIERRA ASSET MANAGEMENT PORTFOLIOS
                         CLASS A DISTRIBUTION AGREEMENT

                        Entered into as of July 19, 1996



Sierra Investment Services Corporation
9301 Corbin Avenue, Suite 333
Northridge, CA 91324

Ladies and Gentlemen:

         This is to confirm our agreement that, in consideration of the agreements hereinafter contained, the undersigned, Sierra Asset Management Portfolios (the "Trust"), organized as a business trust under the laws of the Commonwealth of Massachusetts and registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), agrees that Sierra Investment Services Corporation ("Sierra Services"), a corporation organized under the laws of the state of California, shall be, for the period of this Agreement, the distributor of the Class A shares of beneficial interest issued by the Trust with respect to each of its investment funds (the "Shares"), on the terms hereinafter set forth.

         1.       Services as Distributor

                  1.1 Sierra Services will act as agent for the distribution of the Shares covered by the registration statement, prospectuses and statements of additional information then in effect (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

                  1.2 Sierra Services agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

                  1.3 All activities by Sierra Services as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934, as amended.

                  1.4 Sierra Services will provide one or more persons during normal business hours to respond to telephone questions concerning the Trust.
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                  1.5 Sierra Services acknowledges that, whenever in the
judgment of the Trust's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, any series of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.6 Sierra Services will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

                  1.7 In consideration of the services rendered pursuant to this Agreement, as promptly as is possible after the last day of each month this Agreement is in effect, the Trust shall pay to or at the direction of Sierra Services a fee or portions thereof, calculated daily and paid monthly, in the aggregate at the annual rate of .25% of the average daily net assets for the prior month of each series of the Shares. The payment by the Trust of fees under this Agreement is authorized pursuant to the Trust's Distribution Plan, as amended, adopted in accordance with Rule 12b-1 under the 1940 Act (the "Plan").

                  1.8 Sierra Services or any other person with which Sierra Services has a written agreement to provide services as permitted by this Agreement and the Plan (each, a "Designated Provider") will bear all expenses in connection with the performance of services and the incurring of distribution expenses under this Agreement. For purposes of this Agreement, "distribution expenses" of Sierra Services shall mean all expenses borne by Sierra Services or by any one or more Designated Providers, which expenses represent payment for activities primarily intended to result in the sale of Shares, including, but not limited to, the following:

                  (a) payments made to, and expenses of, Sierra Services, registered representatives and other employees of Sierra Services, each of the Designated Providers, or other broker-dealers that engage in the distribution of Shares;

                  (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Trust, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agent or any shareholder servicing agent;

                  (c) costs relating to the formulation and implementation of marketing and promotional activities,

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         including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

                  (d) costs of printing and distributing prospectuses and reports of the Trust to prospective shareholders of the Trust;

                  (e) costs involved in preparing, printing and distributing advertising and sales literature pertaining to the Trust; and

                  (f) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable;

except that distribution expenses shall not include any expenditures in connection with services which Sierra Services, any of its affiliates, or any other person have agreed to bear without reimbursement.

                  1.9 Sierra Services shall prepare and deliver reports to the Treasurer of the Trust and to the advisor, administrator and/or sub-administrator to each series of the Shares on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement and the Plan and the purposes therefor, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

         2.       Duties of the Trust

                  2.1 The Trust agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Sierra Services may designate.

                  2.2 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Trust and the Shares as Sierra Services may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the statements contained in any such reports, when so signed by one or more of the Trust's officers, shall be true and correct. The Trust shall also furnish Sierra Services upon request with: (a) annual audits of the Trust's books and accounts made by independent public accountants regularly retained by the Trust, (b) semiannual unaudited financial statements pertaining to the Trust, (c) quarterly earnings statements prepared by the Trust, (d) a monthly itemized list of

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the securities in the portfolios of all series of the Shares, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding the Trust's financial condition as Sierra Services may reasonably request.

                  2.3 The Trust shall pay to Sierra Services the proceeds from any front-end sales charge and any contingent deferred sales charge imposed on the purchase and redemption, respectively, of the Shares as specified in the Registration Statement.

        3.        Representations and Warranties

                  (a) The Trust represents to Sierra Services that all registration statements, prospectuses and statements of additional information filed by the Trust with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Trust represents and warrants to Sierra Services that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. Sierra Services may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Sierra Services' counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Sierra Services to do so, Sierra Services may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus or

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statement of additional information without giving Sierra Services reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                  (b) Sierra Services represents to the Trust that it is authorized to perform the services described herein.

        4.        Indemnification

                  4.1 The Trust authorizes Sierra Services and any dealers with whom Sierra Services has entered into dealer agreements to use any current prospectus or statement of additional information furnished by the Trust from time to time, in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold Sierra Services, its several officers and directors, and any person who controls Sierra Services within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Sierra Services, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Trust's agreement to indemnify Sierra Services, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Sierra Services or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to Sierra Services pursuant to paragraph 2.2 hereof; and further provided that the Trust's agreement to indemnify Sierra Services and the Trust's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Trust or its shareholders to which Sierra Services would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by

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reason of Sierra Services' reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Sierra Services, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against Sierra Services, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Northridge, California and sent to the Trust by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Trust's indemnity agreement contained in this paragraph 4.1. The Trust's indemnification agreement contained in this paragraph 4.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Sierra Services, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Sierra Services' benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees to notify Sierra Services promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issuance and sale of any Shares.

                  4.2 Sierra Services agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or trustees or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon
(a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by Sierra Services to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission

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or alleged omission to state a material fact in connection with such information furnished in writing by Sierra Services to the Trust and required to be stated in such answers or necessary to make such information not misleading. Sierra Services' agreement to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Sierra Services' being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Sierra Services at its principal office in Northridge, California and sent to Sierra Services by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify Sierra Services of any such action shall not relieve Sierra Services from any liability that Sierra Services may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Sierra Services' indemnity agreement contained in this paragraph 4.2. Sierra Services agrees to notify the Trust promptly of the commencement of any litigation or proceedings against Sierra Services or any of its officers or directors in connection with the issuance and sale of any Shares.

                  4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

        5.        Effectiveness of Registration

                  None of the Shares shall be offered by either Sierra Services or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Trust if and so long as the

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effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's prospectus, statement of additional information or articles of incorporation.

        6.        Notice to Sierra Services

                  The Trust agrees to advise Sierra Services immediately in writing:

                  (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect or for additional information;

                  (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

                  (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

        7.        Term of Agreement

                  This Agreement shall continue for an initial two-year period and shall continue thereafter for so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees and (b) a vote of a majority (as defined in the 1940 Act) of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan, in this Agreement or any agreement related to the Plan (the "Qualified Trustees"), by any vote cast in

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person at a meeting called for the purpose of the voting on such approval. This
Agreement is terminable with respect to the Trust or any series of the Shares, as the case may be, without penalty, (a) on 60 days' written notice, by vote of a majority of the Qualified Trustees or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust or such series, as the case may be, or (b) on 90 days' written notice by Sierra Services. This Agreement may remain in effect with respect to a series of the Shares even if it has been terminated in accordance with this paragraph with respect to one or more other series of the Shares. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Sierra Services agrees to notify the Trust of any circumstances that might result in this Agreement being deemed to be assigned.

        8.        Miscellaneous

                  The Trust recognizes that directors, officers and employees of Sierra Services may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that Sierra Services or its affiliates may enter into distribution or other agreements with such other corporations and trusts.

                  The Trust represents that a copy of its Agreement and Declaration of Trust, dated March 26, 1996, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts and the City Clerk of Boston, Massachusetts.

                  This Agreement constitutes the entire agreement between the parties hereto. This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

                  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and the sole shareholder of each series of the Shares and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust Agreement.

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                  Please confirm that the foregoing accurately sets forth our agreement by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us as of July 19, 1996.

                                   Very truly yours,

                                   SIERRA ASSET MANAGEMENT PORTFOLIOS



                                   By: /s/ Keith B. Pipes
                                       ----------------------------------------
                                      Name:   Keith B. Pipes
                                      Title:  Executive Vice President
                                              and Secretary


ACCEPTED:

SIERRA INVESTMENT SERVICES CORPORATION

By: /s/ Craig M. Miller
    --------------------------------------
   Name:    Craig M. Miller
   Title:   Vice President and Controller


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